UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2015

ANIXTER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.

Glenview, Illinois 60026

(224) 521-8000

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2015, Anixter International Inc., Anixter Inc. and Wells Fargo Bank, National Association, as trustee, entered into an Indenture, dated as of August 18, 2015 (the “Indenture”), in connection with the issuance of $350,000,000 of 5.50% Senior Notes due 2023 (the “Notes”) on such date. The Notes were issued by Anixter Inc. and guaranteed by Anixter International Inc.

The Notes were sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Interest accrues on the Notes at 5.50% per annum. Interest on the Notes is payable semi-annually on March 1 and September 1 of each year, commencing March 1, 2016. The Notes mature on March 1, 2023. Anixter Inc. may at any time redeem some or all of the Notes at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date.

The Notes and the Indenture contain customary events of default, including, without limitation, defaults on payments of interest and principal, breaches of covenants, and cross defaults to certain other indebtedness, subject in certain instances to grace periods, notice and cure periods. If an event of default occurs, the trustee or holders of 25% of the aggregate principal amount of the Notes may declare the Notes immediately due and payable. On certain events of bankruptcy, insolvency or reorganization, the Notes will automatically become immediately due and payable.

Anixter Inc. intends to use the net proceeds of the sale of the Notes to fund a portion of the consideration for the previously announced acquisition of HD Supply’s Power Solutions business. If the acquisition agreement is terminated, or the acquisition otherwise does not close, at any time on or prior to January 15, 2016, the Notes will be subject to a special mandatory redemption, at a redemption price equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest.

The above description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture (including the form of Note), which is attached hereto as Exhibit 4.1, and incorporated into this Item 1.01 by reference.

On August 18, 2015, Anixter International Inc., Anixter Inc., and Wells Fargo Securities, LLC entered into a registration rights agreement (the “Registration Rights Agreement”), which grants the holders of the Notes certain exchange and registration rights with respect to the Notes. Anixter International Inc. and Anixter Inc. have agreed to: (i) file a registration statement enabling holders to exchange their unregistered Notes for publicly registered Notes with substantially identical terms; (ii) use commercially reasonable efforts to cause the registration statement to become effective; (iii) use commercially reasonable efforts to effect an exchange offer of the Notes for registered Notes within 365 days after the issue date of the Notes; and (iv) file a shelf registration statement for the resale of the Notes if an exchange offer cannot be effected within the time period listed above and in certain other circumstances. In the event that the exchange offer is not consummated and no shelf registration statement is declared effective within 365 days of the issue date, and in certain other certain instances, Anixter Inc. is required to pay additional interest on the Notes.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.2, and incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture by and among Anixter Inc., Anixter International Inc. and Wells Fargo Bank, National Association, as Trustee, dated as of August 18, 2015, with respect to 5.50% Senior Notes due 2023 (including Form of Note)

4.2	Registration Rights Agreement by and among Anixter International Inc., Anixter Inc., and Wells Fargo Securities, LLC, dated August 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

August 18, 2015	By:	/s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture by and among Anixter Inc., Anixter International Inc. and Wells Fargo Bank, National Association, as Trustee, dated as of August 18, 2015, with respect to 5.50% Senior Notes due 2023 (including Form of Note)

4.2	Registration Rights Agreement by and among Anixter International Inc., Anixter Inc., and Wells Fargo Securities, LLC, dated August 18, 2015